EXHIBIT 21.1
QUIKSILVER, INC.
NAMES AND JURISDICTIONS OF SUBSIDIARIES
AS OF OCTOBER 31, 2014

Subsidiary Name	Jurisdiction
DC Direct, Inc. (1)	California
DC Shoes, Inc.	California
Fidra, Inc. (1)	California
Hawk Designs, Inc. (1)	California
Mt. Waimea, Inc. (1)	California
QS Optics, Inc. (1)	California
QS Retail, Inc.	California
QS Wholesale, Inc.	California
Quiksilver Entertainment, Inc. (1)	California
Quiksilver Wetsuits, Inc. (1)	California
Caribbean Pty Ltd.	Australia
DC Shoes Australia Pty Ltd.	Australia
Pavilion Productions Pty Ltd.	Australia
QS Retail Pty Ltd.	Australia
QSJ Holdings Pty Ltd.	Australia
Quiksilver Australia Pty Ltd.	Australia
Quiksilver Foundation Australia Pty Ltd.	Australia
Quiksilver International Pty Ltd.	Australia
Ug Manufacturing Co. Pty Ltd.	Australia
UMTT Pty Ltd.	Australia
Vanuatu GmBH	Austria
Hanalei NV	Belgium
Quiksilver Industria e Comercio de Artigos Esportivos Ltda.	Brazil
Quiksilver Canada Corp.	Canada
DC (Shanghai) Commercial Co. Ltd.	China
Quiksilver Asia Sourcing (Shanghai) Co, Ltd.	China
Quiksilver Glorious Sun Apparels (HZ) Ltd.	China
Quiksilver Glorious Sun Mfg. (Longmen) Ltd.	China
Quiksilver Glorious Sun Trading (SH) Ltd. Ft.	China
Chloelys Investment Ltd. (1)	Cyprus
1. Distribution s.r.o.	Czech Republic
Uluwatu Aps	Denmark
Fistral Oy	Finland
Cariboo SARL	France
Drop In SARL	France
Echo Beach Café SARL	France
Emerald Coast SAS	France
Kokolo SARL	France
Meribel SAS (1)	France
Na Pali Europe SARL	France
Na Pali SAS	France
Pilot SAS	France
Tavarua SCI	France
Quiksilver Travel SARL	France
Zebraska SARL	France
Kauai GmBH	Germany
DC Shoes (Hong Kong) Ltd.	Hong Kong

Main Bridge	Hong Kong
Quiksilver Asia Sourcing Ltd.	Hong Kong
Quiksilver Glorious Sun JV Ltd.	Hong Kong
Quiksilver Glorious Sun Licensing Ltd.	Hong Kong
Quiksilver Greater China Ltd.	Hong Kong
Quiksilver Sourcing Australia (1)	Hong Kong
QS Sourcing India Ltd.	India
PT Quiksilver Indonesia	Indonesia
Namotu Ltd.	Ireland
Haapiti SRL	Italy
Quiksilver Japan K.K.	Japan
Quiksilver Roxy Korea Ltd.	Korea
54th Street Holdings SARL	Luxembourg
Biarritz Holdings SARL	Luxembourg
Boardriders SA	Luxembourg
Mountain & Wave SARL	Luxembourg
QS Holdings SARL	Luxembourg
Quiksilver Deluxe SARL	Luxembourg
Consultoria en Ventas Gama, S. de R.L. de C.V.	Mexico
Quiksilver Mexico, S. de R.L. de C.V.	Mexico
Quiksilver Comercial, S. de R.L. de C.V.	Mexico
Pukalani BV	Netherlands
DC Shoes (NZ) Limited	New Zealand
QS Retail (NZ) Limited	New Zealand
Ug Manufacturing Co. Pty Ltd.	New Zealand
Rawaki sp. Zoo	Poland
Tarawa Lda.	Portugal
Santocha Ltd.	Russia
Quiksilver Singapore Ltd.	Singapore
Boardriders Club Bratislava s.r.o.	Slovakia
New Pier Trading Ltd.	South Africa
Sumbawa SL	Spain
Sunshine Diffusion SA	Switzerland
QS Retail (Taiwan) Ltd.	Taiwan
QS Retail (Thailand) Ltd.	Thailand
Lanai Ltd.	United Kingdom
Molokai Ltd.	United Kingdom
Surfdome Shop, Ltd.	United Kingdom
(1) = Inactive subsidiary